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                                                                    EXHIBIT 3.10


                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                      SCIENTIFIC SOFTWARE-INTERCOMP, INC.


         Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.       The name of the corporation is Scientific Software-Intercomp, Inc.

2. The amendment adopted by the corporation is attached hereto as Exhibit A and incorporated herein by this reference.

3. The amendment was adopted by a vote of the shareholders on December 14, 1994. The number of shares voted in favor of the amendment was sufficient for approval.

4. The amendment increases the corporation's stated capital by authorizing the issuance of 15,000,000 additional shares of the corporation's Common Stock.

                                           SCIENTIFIC SOFTWARE-INTERCOMP, INC.

                                           By /s/ E.A. Breitenbach
                                             -----------------------------------
                                           Its President

                                           By /s/ Ronald J. Hottory
                                             -----------------------------------
                                           Its Secretary
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                                   EXHIBIT A

                       FIRST PARAGRAPH OF ARTICLE FOURTH
                        OF THE ARTICLES OF INCORPORATION
                     OF SCIENTIFIC SOFTWARE INTERCOMP, INC.
                           AS PROPOSED TO BE AMENDED

         FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 26,200,000 shares, consisting of 25,000,000 shares of common stock having no par value (the "Common Stock"), and 1,200,000 shares of Series A Preferred Stock, par value $5 per share (the "Series A Preferred Stock").